                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                             HA-LO INDUSTRIES, INC.
                          (effective September 1, 1992)

         FIRST: The name of the Corporation is HA-LO Industries, Inc.

         SECOND: The registered office of the Corporation is to be located at Two North LaSalle Street, Chicago, Illinois 60602. The name of its registered agent at that address is Marc S. Simon.

         THIRD: The purpose of the Corporation is to engage in any lawful business for which corporations may be incorporated under the Business Corporation Act of 1983 of the State of Illinois.

         FOURTH:

                  (a) The number of shares which the Corporation shall be authorized to issue, itemized by class, series and par value, if any, is:


====================================================================================================================
                                                                   PAR VALUE                   NUMBER OF
           CLASS                        SERIES                     PER SHARE               SHARES AUTHORIZED
--------------------------------------------------------------------------------------------------------------------
Common                                     -                No par                            25,000,000
--------------------------------------------------------------------------------------------------------------------
Preferred                    To Be Designated By the        No par                            10,000,000
                             Board of Directors
====================================================================================================================


                  (b) The preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the shares of each class are:

                           (i) No holder of any class or series of stock of the Corporation shall have any preemptive rights to subscribe for additional shares of stock of the Corporation, except as may be expressly agreed to by the Corporation. No holders of any class or series of voting stock of the Corporation shall be entitled to cumulate their votes for the election of directors of the Corporation. Whenever a vote of shareholders is required by law or these Articles of Incorporation to approve amendments to the Articles of Incorporation, or any merger, consolidation or the sale of substantially all of the assets of the Corporation outside of the ordinary course of business, such approval shall require the affirmative vote of a majority of the total outstanding shares entitled to vote and, if required by law, a majority of the outstanding shares of each class and series of shares entitled to vote as a separate class or series in respect thereof.

                           (ii) Each issued and outstanding share of Common

         Stock will entitle the holder thereof to one (1) vote on any matters submitted to a vote or for consent of shareholders. Subject to the rights of the holders of any outstanding series of Preferred Stock, if any, each holder of Common Stock may be entitled to receive dividends from funds or other assets legally available therefor, at such rates, and payable at such times, as may be determined and fixed by the Board of Directors. No shares of Common Stock shall have any conversion, redemption, or sinking fund rights. In the event of any voluntary or involuntary dissolution or liquidation of the Corporation, each holder of Common Stock shall be entitled to share equally and ratably in the assets of the Corporation, if any, remaining after the payment of all debts and liabilities of the Corporation and the liquidation preference, if any, of any outstanding series of Preferred Stock.

                           (iii) The Board of Directors is authorized to provide from time to time for the issuance of shares of Preferred Stock in one or more series and to fix from time to time, before issuance, the designations, preferences and relative, participating, optional or other special rights, qualifications, limitations, restrictions and privileges of the shares of each series of Preferred Stock, including, without limiting the generality of the foregoing, the following:

                  A. The serial designation and authorized number of shares;

                  B. The dividend rights, the dividend rate, the date or dates on which such dividends will be payable and the extent to which such dividends may be cumulative;

                  C. The amount or amounts to be received by the holders thereof in the event of the voluntary or involuntary dissolution or liquidation of the Corporation;

                  D. Whether such shares may be redeemed, and if so, the price or prices at which the shares may be redeemed and any terms, conditions and limitations upon such redemption;

                  E. Any sinking fund provisions for redemption or purchase of shares of such series;

                  F. The terms and conditions, if any, on which shares may be converted, at the election of the holders thereof, into shares of other capital stock or of other series of Preferred Stock of the Corporation;

                           and

                  G.       The voting rights, if any.

                           The Board of Directors may also from time to time:

                           (I) Alter, without limitation or restriction, the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock; and

                           (II) Within the limits or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, increase or decrease (but not below the number of shares then outstanding) the number of shares of any such series subsequent to the issuance of shares of that series.

                  Each series of Preferred Stock may, in preference to the Common Stock, be entitled to dividends from funds or other assets legally available therefor, at such rates, payable at such times and cumulative to such extent as may be determined and fixed by the Board of Directors pursuant to the authority herein conferred upon it.

                  Each series of Preferred Stock may be subject to redemption in whole or in part at such price or prices and on such terms, conditions and limitations as may be determined and fixed by the Board of Directors prior to the issuance of such series. Unless otherwise determined by the Board of Directors by authorizing resolution, if less than all of the shares of any series of Preferred Stock are to be redeemed, they will be selected in such manner as the Board of Directors shall then determine. Nothing herein contained is to limit any right of the Corporation to purchase or otherwise acquire any shares of any series of Preferred Stock. Any shares of Preferred Stock redeemed or otherwise acquired by the Corporation will have the status of authorized and unissued shares, undesignated as to series, and may thereafter, in the discretion of the Board of Directors and to the extent permitted by law, be sold or reissued from time to time as part of another series or (unless prohibited by the terms of such series as fixed by the Board of Directors) of the same series, subject to the terms and conditions herein set forth.

                  If the Preferred Stock is issued as a class, then the Board of Directors of the Corporation will determine liquidation rights and dividend rights by filing Articles of

         Amendment to the Articles of Incorporation of the Corporation prior to the issuance of any shares of the Preferred Stock;

         FIFTH: The number of directors constituting the Board of Directors of the Corporation shall be such as from time to time shall be fixed by, or in the manner provided in, the By-laws. Election of directors need not be by written ballot unless the By-laws so provide.

         SIXTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Illinois, the Board of Directors and/or the shareholders of the Corporation are expressly empowered to make, alter, amend or repeal, the By-laws of the Corporation at any meeting of the Board of Directors or of the shareholders, as the case may be, provided, however, that notice of the proposed change was given in the notice of such meeting of the Board of Directors or of the shareholders, as the case may be.

         SEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by the laws of the State of Illinois and all rights and powers conferred herein on shareholders, directors and officers are subject to this reservation.

         The number of shares which are issued and outstanding is 1,000 and the paid-in capital of the Corporation is $1,000.

                   AMENDMENT TO THE ARTICLES OF INCORPORATION
                                       OF
                             HA-LO INDUSTRIES, INC.
                           (effective August 29, 1994)

         RESOLVED, that the Articles of Incorporation of the Corporation be amended to add a new Article Eight, said Article Eight to read in its entirety as follows:

         "ARTICLE EIGHT:  OTHER PROVISIONS.

                           (a) To the fullest extent permitted by the Act,* a
                  director of this Corporation shall not be liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director.

                           (b) The Corporation shall, to the fullest extent
                  permitted by the Act*, indemnify all officers and directors of the Corporation and advance expenses reasonably incurred by all officers and directors of the Corporation.

         * Illinois Business Corporation Act of 1983 as amended and as may be amended hereafter,

                   AMENDMENT TO THE ARTICLES OF INCORPORATION
                                       OF
                             HA-LO INDUSTRIES, INC.
                          (effective February 21, 1997)

         RESOLVED, that Paragraph 1 of Article Four of the Corporation's Articles of Incorporation is amended to read in its entirety as follows:

                                  ARTICLE FOUR

                  PARAGRAPH 1: The number of shares which the Corporation shall be authorized to issue, itemized by class, series and par value, if any, is:


                                            Per Share
                                            ---------
         Class             Series           Par Value          Shares Authorized
         -----             ------           ---------          -----------------
         Common            None             No par value            100,000,000
         Preferred         None             No par value             10,000,000


         FURTHER RESOLVED, that the Articles of Incorporation of the Corporation are further amended by the addition of Article Nine which shall read as follows:

         Article Nine      OTHER PROVISIONS.

         Pursuant to the authorization of the Business Corporation Act of 1983 of the State of Illinois (as amended from time to time), the requirement of approval for certain acts by the affirmative vote of at least two-thirds of the votes of shares entitled to vote is hereby reduced to the affirmative vote of a majority of the votes of the shares entitled to vote on the issue and a majority of the shares of each class or series of shares entitled to vote as a class or series.

                   AMENDMENT TO THE ARTICLES OF INCORPORATION
                                       OF
                             HA-LO INDUSTRIES, INC.
                             (effective May 3, 2000)

I. Paragraph (a) of Article Four is hereby amended in its entirety to read as follows:

         (a) The number of shares which the corporation shall be authorized to issue, itemized by class, series and par value if any, is:


                                                             NUMBER OF
                                                             SHARES
CLASS              SERIES                 PAR VALUE          AUTHORIZED
-----              ------                 ---------          ----------
Common             --                     No par value       250,000,000


Preferred          To be designated       No par value        20,000,000
                   by the Board of
                   Directors


II. The last paragraph of Article Four, which currently reads as follows:

         "If the Preferred Stock is issued as a class, then the Board of Directors of the Corporation will determine liquidation rights and dividend rights by filing Articles of Amendment to the Articles of Incorporation of the Corporation prior to the issuance of any shares of the Preferred Stock."

         shall be deleted in its entirety.